Exhibit 99

PRESS RELEASE FOR IMMEDIATE RELEASE	March 15, 2019
BUTLER NATIONAL CORPORATION ANNOUNCES THIRD QUARTER FISCAL YEAR 2019 FINANCIAL RESULTS AND CONFERENCE CALL -Revenue Increased 30%, Net Income Increased to $1.3 Million-

OLATHE, KANSAS, March 15, 2019, - Butler National Corporation (OTCQB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the third quarter fiscal 2019 ended January 31, 2019.  In conjunction with the release, the Company has scheduled a conference call Tuesday, March 19, 2019 at 10:00 AM Central Daylight Time.

What: Butler National Corporation Third Quarter Fiscal 2019 Financial Results Conference Call

When: Tuesday, March 19, 2017 - 10:00 AM Central Daylight Time

How: Live via phone by dialing 877-358-7305. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.

Clark Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the third quarter, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2019.

Historical selected financial data related to all operations:
	Quarter Ended January 31		Nine Months Ended January 31
	(In thousands)		(In thousands)
	2019	2018	2019	2018
Net Revenue	$ 14,292	$ 11,010	$ 42,993	$ 33,816
Operating Income (Loss)	1,813	439	4,532	1,402
Net Income (Loss)	1,340	20	3,570	342
Total Assets	46,126	39,598	46,126	39,598
Long-term Obligations	2,377	2,127	2,377	2,127
Stockholders' Equity	33,369	28,756	33,369	28,756
Weighted Average Shares – Diluted	63,976	64,507	64,356	64,543
New Product Research and Development Cost	613	616	1,233	1,336

Management Comments

“Revenue increased 30% to $14.3 million in the three months ended January 31, 2019, as compared to $11.0 million in the three months ended January 31, 2018. The increase in revenue reflects an increase of 93% in Aerospace Products revenue and an increase of 1% in Professional Services revenue. Butler National Corporation continues to drive growth in international markets and through the development of new supplemental type certificates. This includes significant efforts in South America, Europe, Africa, and Asia.

Third quarter fiscal 2019 resulted in a net income of $1.3 million compared to a net income of $20,000 in the third quarter fiscal 2018. Third quarter fiscal 2019 operating margin was 13% compared to 4% in third quarter fiscal 2018. We continue to work to improve efficiencies in our implementation, operational processes, and controlling expenses.

During the three months ending January 31, 2018, we invested approximately $613,000 in projects focused on the development and acquisition of new products. We feel this expenditure for design and development engineering, testing, and certification of new products is required to grow Aerospace Products and help stabilize our long-term revenue and enhance our profits.

We continue to be excited about the future. Management and all employees are focused on the development of new products, execution of our numerous business development opportunities as well as increasing revenue while managing costs. We believe we are positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value,” commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Professional Services:

Revenue from Professional Services increased 1% for the three months ended January 31, 2019 to $7.6 million compared to $7.6 million in the three months ended January 31, 2018. Costs of Professional Services increased 5% in the three months ended January 31, 2019 to $5.0 million compared to $4.7 million in the three months ended January 31, 2018. Costs were 65% of segment total revenue in the three months ended January 31, 2019, as compared to 63% of segment total revenue in the three months ended January 31, 2018. Expenses increased 7% in the three months ended January 31, 2019 to $2.4 million compared to $2.3 million in the three months ended January 31, 2018. Expenses were 32% of segment total revenue in the three months ended January 31, 2019, as compared to 30% of segment total revenue in the three months ended January 31, 2018. Operating income from Professional Services decreased 64% to $201,000 in the three months ended January 31, 2019 from $556,000 in the three months ended January 31, 2018.

Aerospace Products:

Revenue from Aerospace Products increased 93% to $6.7 million in the three months ended January 31, 2019, compared to $3.5 million in the three months ended January 31, 2018. The increase is primarily due to an increase in aircraft modification revenue of $1.7 million and an increase in avionics revenue of $1.5 million. We have invested in the development of several STCs. These STCs are for state-of-the-art avionics and we are aggressively marketing our products both domestically and internationally.

Costs of Aerospace Products increased 38% in the three months ended January 31, 2019 to $3.6 million compared to $2.6 million for the three months ended January 31, 2018. Costs were 55% of segment total revenue in the three months ended January 31, 2019, as compared to 76% of segment total revenue in the three months ended January 31, 2018. Expenses increased 52% in the three months ended January 31, 2019 to $1.4 million compared to $932,000 in the three months ended January 31, 2018. Expenses were 21% of segment total revenue in the three months ended January 31, 2019, as compared to 27% of segment total revenue in the three months ended January 31, 2018. Operating income from Aerospace Products increased to $1.6 million in the three months ended January 31, 2019 from a loss of $117,000 in the three months ended January 31, 2018.

Costs related to Professional Services and Aerospace Products include the cost of engineering, labor, materials, equipment utilization, control systems, security and occupancy. Expenses related to Professional Services and Aerospace Products include marketing and advertising, employee benefits, depreciation and amortization, and general, administrative and other expenses.

Backlog:

As of January 31, 2019, our backlog totaled approximately $16.7 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year. This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete. There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments. The Aerospace Products segment includes the manufacture, sale and service of electronic equipment and systems and technologies to enhance and support products related to aircraft. Additionally, we also operate several Federal Aviation Administration (the "FAA") Repair Stations. Companies in Aerospace Products concentrate on Learjets, Beechcraft King Air, Cessna turbine engine, Cessna multi-engine piston and Dassault Falcon 20 aircraft. Specifically, the design, distribution and support for products for older aircraft, or “Classic” aircraft are areas of focus for companies in Aerospace Products. Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:

Statements made in this report, other reports and proxy statements filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1A of the Company’s Annual Report on Form 10-K, incorporated herein by reference. Risk Factors and elsewhere herein or in other reports filed with the SEC. Other unforeseen factors not identified herein could also have such an effect. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595

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